EXHIBIT 99.B1



                                  EXHIBIT 1(H)

               ARTICLES SUPPLEMENTARY TO ARTICLES OF INCORPORATION
                            OF WRL SERIES FUND, INC.

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              WRL SERIES FUND, INC.

         WRL SERIES FUND, INC., a Maryland corporation ("Corporation"), on behalf of its Board of Directors ("Directors"), hereby certifies to the Maryland Department of Assessments and Taxation as follows:

         FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

         SECOND: Pursuant to Article V, Paragraph 1 of the Corporation's Articles of Incorporation, the Corporation is authorized to issue One Billion (1,000,000,000) shares of Common Stock having a par value of one cent ($0.01) per share and the aggregate par value of $10,000,000 ("Shares") which are classified in the Corporation's Articles of Incorporation as follows: Three Hundred Million (300,000,000) of the Shares are designated as Money Market Portfolio Common Stock; Twenty-Five Million (25,000,000) of the Shares are designated as Bond Portfolio Common Stock; and Six Hundred Seventy-five Million (675,000,000) of the Shares are designated as Growth Portfolio Common Stock.

         THIRD: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on November 25, 1992, the Shares were reclassified as follows: Three Hundred Million (300,000,000) of the Shares are designated as Money Market Portfolio Common Stock; Twenty-Five Million (25,000,000) of the Shares are designated as Bond Portfolio Common Stock; and Two Hundred Seventy-five Million (275,000,000) of the Shares are designated as Growth Portfolio Common Stock; One Hundred Million (100,000,000) of the Shares are designated as Global Portfolio Common Stock; One Hundred Million (100,000,000) of the Shares are designated as Short-to-Intermediate Government Portfolio Common Stock; One Hundred Million (100,000,000) of the Shares are designated as Emerging Growth Portfolio Common Stock; and One Hundred Million (100,000,000) of the Shares are designated as Equity-Income Portfolio Common Stock.

         FOURTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on March 1, 1994, Shares were reclassified as follows: One Hundred Fifty Million (150,000,000) of the authorized but unissued Shares of the Growth Portfolio Common Stock were reclassified and designated as follows: Seventy-five Million (75,000,000) were designated as Balanced Portfolio Common Stock; and Seventy-five Million (75,000,000) were designated as Utility Portfolio Common Stock. Seventy-five Million (75,000,000) of the authorized but unissued Shares of the Money Market Portfolio Common Stock were reclassified and designated as Aggressive Growth Portfolio Common Stock

         FIFTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on September 2, 1994, Shares were reclassified as follows: Seventy-five Million (75,000,000) of the authorized but unissued Shares of the Money Market Portfolio Common Stock were reclassified and designated as follows: Seventy-five Million (75,000,000) were designated as Tactical Asset Allocation Portfolio Common Stock.

         SIXTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on April 6, 1995, the Corporation increased the aggregate number of shares of capital (common) stock which the Fund has authority to issue from One Billion (1,000,000,000) Shares of the par value of one cent ($0.01) per share and the aggregate par value of $10,000,000, to Two Billion (2,000,000,000) Shares of the par value of one cent ($0.01) per share and the aggregate par value of $20,000,000. Of the One Billion (1,000,000,000) shares newly authorized by the Corporation, the Shares were classified as follows: Seventy-five Million (75,000,000) of the Shares were designated as C.A.S.E. Quality Growth Portfolio Common Stock; Seventy-five Million (75,000,000) of the Shares were designated as C.A.S.E. Growth & Income Portfolio Common Stock; and Seventy-five Million (75,000,000) of the Shares were designated as C.A.S.E. Growth Portfolio Common Stock.

         SEVENTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on July 14, 1995, shares of the authorized capital (common) stock were classified as follows: Seventy-five Million (75,000,000) of the Shares were designated as T. Rowe Price-WRL Equity Income Portfolio Common Stock; Seventy-five Million (75,000,000) of the Shares were designated as Leisure Portfolio Common Stock; Seventy-five Million (75,000,000) of the Shares were designated as International Equity Portfolio Common Stock; and Seventy-five Million (75,000,000) of the Shares were designated as Janus Balanced Portfolio Common Stock.

         EIGHTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on January 4, 1996, shares of the authorized capital (common) stock were classified as follows: Seventy-five Million (75,000,000) of the Shares were designated as Value Equity Portfolio Common Stock; Seventy-five Million (75,000,000) of the Shares were designated as Meridian/INVESCO Global Sector Portfolio Common Stock; Seventy-five Million (75,000,000) of the Shares were designated as Meridian/INVESCO US Sector Portfolio Common Stock; and Seventy-five Million (75,000,000) of the Shares were designated as Meridian/INVESCO Foreign Sector Portfolio Common Stock.

         NINTH: The Board of Directors of the Corporation, at a meeting duly convened and held on October 3, 1996, adopted resolutions classifying Shares of the authorized but unissued capital (common) stock as follows: Seventy-five Million (75,000,000) of the Shares are designated as U.S. Equity Portfolio Common Stock.

         TENTH: The Shares of Common Stock as so authorized and classified by the Directors of the Corporation shall have the powers, preferences, and rights, and qualifications, restrictions and limitations, specified in Article V, Paragraph 4 of the Articles of Incorporation of the Corporation and shall be subject to all its provisions relating to the stock of the Corporation.

         ELEVENTH: The aforesaid Shares of Common Stock have been duly authorized and classified by the Directors pursuant to authority and power contained in the Articles of Incorporation of the Corporation and in accordance with Section 2-105(c) of the Maryland General Corporation Law.

         IN WITNESS WHEREOF, the undersigned Chairman of the Board of Directors of WRL Series Fund, Inc., hereby executes these Articles Supplementary on behalf of the Corporation, acknowledges that these Articles Supplementary are the act of the Corporation, and certifies that, to the best of his knowledge, information and belief, all matters and facts set forth herein are true in all material respects, under the penalties of perjury.

Date:  October 23, 1996

                                            WRL SERIES FUND, INC.


                                            /s/ JOHN R. KENNEY
                                            -------------------------------
                                            John R. Kenney
                                            Chairman of the Board of Directors
ATTEST:                                     and President


 /s/ PRISCILLA I. HECHLER
-----------------------------
Priscilla I. Hechler
Assistant Vice President
and Assistant Secretary

                                  EXHIBIT 1(I)

               ARTICLES SUPPLEMENTARY TO ARTICLES OF INCORPORATION
                            OF WRL SERIES FUND, INC.

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              WRL SERIES FUND, INC.

         WRL SERIES FUND, INC., a Maryland corporation ("Corporation"), on behalf of its Board of Directors ("Directors"), hereby certifies to the Maryland Department of Assessments and Taxation as follows:

         FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

         SECOND: Pursuant to Article V, Paragraph 1 of the Corporation's Articles of Incorporation, the Corporation is authorized to issue One Billion (1,000,000,000) shares of Common Stock having a par value of one cent ($0.01) per share and the aggregate par value of $10,000,000 ("Shares") which are classified in the Corporation's Articles of Incorporation as follows: Three Hundred Million (300,000,000) of the Shares are designated as Money Market Portfolio Common Stock; Twenty-Five Million (25,000,000) of the Shares are designated as Bond Portfolio Common Stock; and Six Hundred Seventy-five Million (675,000,000) of the Shares are designated as Growth Portfolio Common Stock.

         THIRD: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on November 25, 1992, the Shares were reclassified as follows: Three Hundred Million (300,000,000) of the Shares are designated as Money Market Portfolio Common Stock; Twenty-Five Million (25,000,000) of the Shares are designated as Bond Portfolio Common Stock; and Two Hundred Seventy-five Million (275,000,000) of the Shares are designated as Growth Portfolio Common Stock; One Hundred Million (100,000,000) of the Shares are designated as Global Portfolio Common Stock; One Hundred Million (100,000,000) of the Shares are designated as Short-to-Intermediate Government Portfolio Common Stock; One Hundred Million (100,000,000) of the Shares are designated as Emerging Growth Portfolio Common Stock; and One Hundred Million (100,000,000) of the Shares are designated as Equity-Income Portfolio Common Stock .

         FOURTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on March 1, 1994, Shares were reclassified as follows: One Hundred Fifty Million (150,000,000) of the authorized but unissued Shares of the Growth Portfolio Common Stock were reclassified and designated as follows: Seventy-five Million (75,000,000) were designated as Balanced Portfolio Common Stock; and Seventy-five Million (75,000,000) were designated as Utility Portfolio Common Stock. Seventy-five Million (75,000,000) of the authorized but unissued Shares of the Money Market Portfolio Common Stock were reclassified and designated as Aggressive Growth Portfolio Common Stock

         FIFTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on September 2, 1994, Shares were reclassified as follows: Seventy-five Million (75,000,000) of the authorized but unissued Shares of the Money Market Portfolio Common Stock were reclassified and designated as follows: Seventy-five Million (75,000,000) were designated as Tactical Asset Allocation Portfolio Common Stock.

         SIXTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on April 6, 1995, the Corporation increased the aggregate number of shares of capital (common) stock which the Fund has authority to issue from One Billion (1,000,000,000) Shares of the par value of one cent ($0.01) per share and the aggregate par value of $10,000,000, to Two Billion (2,000,000,000) Shares of the par value of one cent ($0.01) per share and the aggregate par value of $20,000,000. Of the One Billion (1,000,000,000) shares newly authorized by the Corporation, the Shares were classified as follows: Seventy-five Million (75,000,000) of the Shares were designated as C.A.S.E. Quality Growth Portfolio Common Stock; Seventy-five Million (75,000,000) of the Shares were designated as C.A.S.E. Growth & Income Portfolio Common Stock; and Seventy-five Million (75,000,000) of the Shares were designated as C.A.S.E. Growth Portfolio Common Stock.

         SEVENTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on July 14, 1995, shares of the authorized capital (common) stock were classified as follows: Seventy-five Million (75,000,000) of the Shares were designated as T. Rowe Price-WRL Equity Income Portfolio Common Stock; Seventy-five Million (75,000,000) of the Shares were designated as Leisure Portfolio Common Stock; Seventy-five Million (75,000,000) of the Shares were designated as International Equity Portfolio Common Stock; and Seventy-five Million (75,000,000) of the Shares were designated as Janus Balanced Portfolio Common Stock.

         EIGHTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on January 4, 1996, shares of the authorized capital (common) stock were classified as follows: Seventy-five Million (75,000,000) of the Shares were designated as Value Equity Portfolio Common Stock; Seventy-five Million (75,000,000) of the Shares were designated as Meridian/INVESCO Global Sector Portfolio Common Stock; Seventy-five Million (75,000,000) of the Shares were designated as Meridian/INVESCO US Sector Portfolio Common Stock; and Seventy-five Million (75,000,000) of the Shares were designated as Meridian/INVESCO Foreign Sector Portfolio Common Stock.

         NINTH: The Board of Directors of the Corporation, at a meeting duly convened and held on October 3, 1996, adopted resolutions classifying Shares of the authorized but unissued capital (common) stock as follows: Seventy-five Million (75,000,000) of the Shares are designated as U.S. Equity Portfolio Common Stock.

         TENTH: The Board of Directors of the Corporation, at a meeting duly convened and held on December 2, 1996, adopted resolutions reclassifying the authorized but unissued shares of the Meridian/INVESCO Global Sector Portfolio Common Stock to be designated as Global Sector Portfolio Common Stock; the authorized but unissued shares of the Meridian/INVESCO US Sector Portfolio to be designated as US Sector Portfolio Common Stock; and the authorized but unissued shares of the Meridian/INVESCO Foreign Sector Portfolio Common Stock to be designated Foreign Sector Common Stock.

         ELEVENTH: The Shares of Common Stock as so authorized and classified by the Directors of the Corporation shall have the powers, preferences, and rights, and qualifications, restrictions and limitations, specified in Article V, Paragraph 4 of the Articles of Incorporation of the Corporation and shall be subject to all its provisions relating to the stock of the Corporation.

         TWELFTH: The aforesaid Shares of Common Stock have been duly authorized and classified by the Directors pursuant to authority and power contained in the Articles of Incorporation of the Corporation and in accordance with Section 2-105(c) of the Maryland General Corporation Law.

         IN WITNESS WHEREOF, the undersigned Chairman of the Board of Directors of WRL Series Fund, Inc., hereby executes these Articles Supplementary on behalf of the Corporation, acknowledges that these Articles Supplementary are the act of the Corporation, and certifies that, to the best of his knowledge, information and belief, all matters and facts set forth herein are true in all material respects, under the penalties of perjury.

Date:  December 9, 1996

                                             WRL SERIES FUND, INC.


                                             /s/ JOHN R. KENNEY
                                             -----------------------------
                                             John R. Kenney
                                             Chairman of the Board of Directors
ATTEST:                                      and President


/s/ PRISCILLA I. HECHLER
------------------------
Priscilla I. Hechler
Assistant Vice President
and Assistant Secretary